Exhibit 31.1

CERTIFICATIONS

I, Timothy L. Smith, the President and Chief Executive Officer of NB&T Financial Group, Inc., certify that:

1. I have reviewed this quarterly report on Form 10-Q/A Amendment No. 1 of NB&T Financial Group, Inc.;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report.

Date: November 9, 2004	/s/ Timothy L. Smith
Timothy L. Smith

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